UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2021

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2021, Richard J. Napolitano joined Teladoc Health, Inc. (the “Company”) as its Senior Vice President, Chief Accounting Officer and Controller. Mr. Napolitano, age 54, has experience in a variety of finance areas, including accounting, reporting and compliance, operations, financial planning & analysis, capital markets, mergers and acquisitions, and finance transformation. Mr. Napolitano previously served as the Chief Accounting Officer of Sterling Infosystems, Inc., a leader in background and identity services, from December 2019 until January 2021. Prior to that, he worked at MSCI Inc. (“MSCI”), a S&P 500 company that provides investment decision support tools, where he was the Global Controller and/or Principal Accounting Officer from June 2011 to August 2018, and Head of Business Finance to July 2019. Prior to joining MSCI, Mr. Napolitano worked at Morgan Stanley, J.P. Morgan Chase and Ernst & Young in a variety of finance positions. Mr. Napolitano holds a Bachelor of Science in Accounting and a M.B.A. in Finance from the Leonard N. Stern School of Business at New York University. He is also a member of the American Institute of Certified Public Accountants.

There are no arrangements or understandings between Mr. Napolitano and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Napolitano and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Napolitano.

In connection with his commencement of employment with the Company, Mr. Napolitano and the Company entered into a letter agreement that provides for (i) an annual base salary of $330,000, (ii) one-time bonuses in the aggregate amount of $180,000, (iii) eligibility to receive an annual bonus targeted at 50% of his annual base salary, and (iv) a new-hire incentive equity award under the Company’s Livongo Acquisition Incentive Award Plan with an aggregate grant date fair value of approximately $1,600,000, which is expected to be issued in the form of restricted stock units. The restricted stock units to be issued to Mr. Napolitano are expected to vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Napolitano’s continued service on the applicable vesting date. The Company anticipates granting additional annual incentive equity awards with an aggregate grant date fair value of approximately $200,000 in accordance with the Company’s customary practices.

Mr. Napolitano will be eligible for payments and benefits in connection with a qualifying termination of employment pursuant to the terms of the Company’s Senior Leader Severance Plan as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020. Mr. Napolitano is subject to customary non-compete and non-solicitation provisions during the term of his employment and for a period of 12 months following his termination. Mr. Napolitano has also entered into the Company’s standard indemnification agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2021	TELADOC HEALTH, INC.

	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer